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                                                                    EXHIBIT 21.1

                  FAIRCHILD SEMICONDUCTOR INTERNATIONAL, INC.
                           WORLDWIDE SUBSIDIARY LIST

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
                                                              PERCENTAGE   STATE/COUNTRY OF
                                                              OWNERSHIP     INCORPORATION
                                                              ----------   ----------------
Fairchild Semiconductor Corporation.........................     100%      Delaware
Fairchild Semiconductor Corporation of California...........     100%      Delaware
Fairchild Semiconductor Limited.............................     100%      United Kingdom
Fairchild Semiconductor GmbH................................     100%      Germany
Fairchild Semiconductor S.r.l...............................     100%      Italy
Fairchild Semiconductor Japan Ltd...........................     100%      Japan
Fairchild Semiconductor Hong Kong Ltd.......................     100%      Hong Kong
Fairchild Semiconductor Hong Kong (Holdings) Ltd............     100%      Hong Kong
Fairchild Semiconductor Asia Pacific Pte. Ltd...............     100%      Singapore
Fairchild Semiconductor (Malaysia) Sdn. Bhd.................     100%      Malaysia
Fairchild Korea Semiconductor Ltd...........................     100%      Korea
Fairchild Korea Trading Company.............................     100%      Korea
KOTA Microcircuits, Inc.....................................     100%      Colorado
Fairchild Semiconductor de Mexico, S.de R.L.de C.V..........     100%      Mexico
Fairchild Semiconductor S.A.S...............................     100%      France
QT Optoelectronics, Inc.....................................     100%      Delaware
QT Optoelectronics..........................................     100%      California
Fairchild Semiconductor (Optoelectronics) Sdn. Bhd..........     100%      Malaysia
QT Optoelectronics (S) Pte. Ltd.............................     100%      Singapore
Fairchild Semiconductor (Wuxi) Co. Ltd......................     100%      China
Fairchild Semiconductor Mauritius Ltd.......................     100%      Mauritius
Fairchild Semiconductor Mauritius (Trading) Ltd.............     100%      Mauritius
Fairchild Semiconductor Mauritius (Consultancy) Ltd.........     100%      Mauritius
Fairchild Semiconductor (Suzhou) Co., Ltd...................     100%      China
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